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                              CONSULTING AGREEMENT

     AGREEMENT, made this day of December, 2000 by and between Nexsan Corporation, having its principal place of business at One Rockefeller Plaza, New York, NY 10020, (hereinafter the "Company") and Direct Investors, LLC, having its principal place of business at 39 Broadway, 32nd floor, New York, New York 10006 (hereinafter the "Consultant).

     WHEREAS, the Company desires to retain the Consultant for consulting services in connection with the Company's business and investment banking affairs, and the Consultant desires to provide such services as set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

A.   CONSULTATION.

     1. Consultant. The Company hereby retains the Consultant to render to the Company the consulting services as defined in Section B hereof, and the Consultant hereby accepts such assignment upon the terms and conditions hereinafter set forth.

     2. Independent Relationship. The Consultant shall provide the consulting services required to be rendered by it hereunder solely as an independent contractor and nothing contained herein shall be construed as giving rise to an employment or agency relationship, joint venture, partnership or other form of business relationship.

     3. No Authority to Obligate the Company. Without the consent of the board of directors or appropriate officer of the Company, the Consultant shall have no authority to take, nor shall it take, any action committing or obligating the Company in any manner, and it shall not represent itself to others as having such authority.

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     4.  Term. The term of the Consultant's consultation to the Company hereunder shall commence as of the date hereof and shall extend for a term of five (5) years unless the parties agree in writing to extend the consultation for an additional one year term(s). Notwithstanding the foregoing, this Agreement may be terminated at any time after four
         (4) for any reason, by either party giving at least thirty (30) days written notice to the other party at its address set forth on the first page of this Agreement, or to such other address as either party may specify to the other in writing in accordance with Section E hereof. Upon any termination of this Agreement, the Company shall:

         (i) pay to the Consultant any previously accrued but unpaid compensation, as contemplated by Section C hereof; and

         (ii) pay any previously incurred but unpaid expenses, as contemplated by Section D hereof.
B.   OBLIGATIONS OF THE CONSULTANT.

     1. Consulting Services. During the term of this Agreement, Consultant will render advice and assistance to the Company on business related matters and in connection therewith the Consultant shall:

         a. evaluate the Company's managerial, marketing and sales performance, including the furnishing of written reports upon the request of the Company;

         b. consult with the Company concerning ongoing strategic corporate planning and long term investment policies, including any revision of the Company's business plan;

         c. assist in the negotiation of contracts with suppliers and major customers when so requested by the Company;

         d. consult with and advise the Company with regard to potential mergers and acquisitions, whether the Company is the acquiring company or the target of acquisition;

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         e.    upon the request of the Company, Consultant will review press releases to be made available to, among others, the press, customers, suppliers, broker/dealers, financial institutions, and the Company's shareholders; and

         f. render such other services to the Company as its Board of Directors may reasonably request.

     2.  Nonexclusive Engagement; Extent of Services.

         a. The parties agree that the consultation contemplated by this Agreement is a nonexclusive engagement and that the Consultant now renders and may continue to render consulting services to other companies which may or may not conduct activities similar to those of the Company.

         b. The Consultant will devote such time and effort to the affairs of the Company as the Consultant deems reasonable and adequate to render the consulting services contemplated by this Agreement. The Consultant's work will not include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of certified public accountants.

     3. Confidentiality. The Consultant will not, either during its engagement by the Company pursuant to this Agreement or at any other time thereafter, disclose, use or make known for its or another's benefit, any confidential information, knowledge, or data of the Company or any of its affiliates in any way acquired or used by the Consultant during its engagement by the Company. Confidential information, knowledge or data of the Company and its affiliates shall not include any information which is or becomes generally available to the public other than as a result of a disclosure by the Consultant or its representatives.


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C.   COMPENSATION.

     1. Cash Retainer. The Company will pay a monthly cash retainer of $8,333 to the Consultant payable on the 1st day of each month for the entire term of this Agreement.

     2. Stock Purchase Rights. Contemporaneously herewith the Company is issuing the issue Consultant stock purchase rights pursuant to a Restricted Stock Purchase Agreement.

D.   REIMBURSEMENT OF EXPENSES.

     1. Out-of-Pocket Expenses. The Company shall reimburse the Consultant for actual out-of-pocket expenses including, but not limited to, facsimile, postage, printing, photocopying, and entertainment, incurred by the Consultant without the prior consent of the Company and in connection with the performance by the Consultant of its duties hereunder.

     2. Travel and Related Expenses. The Company shall also reimburse the Consultant for the costs of all travel and related expenses incurred by the Consultant in connection with the performance of its services hereunder, including, without limitation, costs and expenses incurred with respect to travel to England; provided that all such costs and expenses have been authorized, in advance, by the Company.

     3. General. Expenses shall be due and payable when billed and after they have been incurred.

E.   MISCELLANEOUS.

     1. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the engagement of Consultant by the Company as a consultant and supersedes and replaces any and all prior understandings, agreements or correspondence between the parties relating to the subject matter hereof.

     2. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless

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         executed in writing by both the parties hereto. No waiver of any other provisions hereof (whether or not similar) shall be binding unless executed in writing by both the parties hereto nor shall such waiver constitute a continuing waiver.

     3. Governing Law. This Agreement has been made in and shall be interpreted according to the laws of the State of New York without any reference to the conflicts of laws rules thereof. The parties hereto submit to the jurisdiction of the courts of the State of New York for the purpose of any actions or proceedings which may be required to enforce any of the provisions of this agreement.

     4. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns and upon the Consultant and the Consultant's successors and assigns.

     5. Severability. If any provision or provisions of this agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

         a. the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

         b. to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     6. Further Assurances. From and after the execution and delivery of this Agreement, upon request of either party, the other shall do, execute, acknowledge and deliver all such further acts, assurances and other instruments and papers as may be required to carry out the transactions contemplated by this agreement.

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     7.  Headings. The headings of the paragraphs of this agreement are inserted for convenience only and shall not be deemed to constitute part of this agreement or to affect the construction hereof.

     8. Notices. Any notice to be given hereunder shall be given in writing. All notices under this Agreement shall be either hand delivered receipt acknowledged, or sent by registered or certified mail, return receipt requested as follows:

         a.  If to the Company,
             to it at:                  Nexsan Corporation
                                        Suite 1600
                                        1 Rockefeller Plaza
                                        New York, New York 10022

             and                        Nexsan Technologies Limited
                                        Imperial House
                                        East SSErvice Road
                                        Rayneway
                                        Derby DE21 7BF
                                        England

             with a copy to:            RubinBaum LLP
                                        30 Rockefeller Plaza
                                        New York, New York  10112
                                        Attn.:  Michael Emont, Esq.
                                        Facsimile No.:  (212) 698-7825

             and                        Flint Bishop & Barnett
                                        5 St. Michael's Court
                                        St. Michael's Lane
                                        Derby DEl 3JH
                                        England
                                        Attn.:  Mr. Thomas Travers
                                        Facsimile no. 011 44 (0)1332 207601

         b.  If to the Consultant,
             to it at:                  Direct Investors, LLC
                                        39 Broadway, 32nd floor.
                                        New York, New York  10006
                                        Attn.:  Mr. E. Corprew Reed


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             with a copy to:            Thelen Reid & Priest LLP
                                        40 West 57th Street
                                        New York, New York  10019-4097
                                        Facsimile No.: (212) 603-2001
                                        Attn:  Bruce A. Rich


     All such notices shall be deemed given when delivered, if personally delivered as aforesaid, or within five business days after mailing, as aforesaid.

     9. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

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                             SIGNATURE PAGE FOLLOWS]



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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                            NEXSAN CORPORATION

                                            By: /s/ Martin Boddy
                                                -------------------------------
                                                            , President

                                            BEECHTREE CAPITAL, LLC

                                            By: /s/  E. Corprew Reed
                                                -------------------------------
                                                E. Corprew Reed
                                                Managing Member